UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2006

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2006, Foster Wheeler Ltd., Foster Wheeler, LLC and certain of their subsidiaries executed a third amendment to the company’s senior credit facility. The amendment, which is filed herewith as exhibit 99.1 and incorporated herein in its entirety, provides the company with additional flexibility to prepay, redeem, defease, purchase or otherwise acquire its outstanding debt securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1
Third Amendment to Loan Agreement and Guaranty, dated as of April 19, 2006, in respect of and to the Loan Agreement and Guaranty, dated as of March 24, 2005, among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation and Foster Wheeler Inc., the Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent, Wells Fargo Foothill Inc., as Administrative Agent, Sole Lead Arranger and Sole Lead Bookrunner.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: April 19, 2006	By:	/s/ Thierry Desmaris
Name: Thierry Desmaris Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Third Amendment to Loan Agreement and Guaranty, dated as of April 19, 2006, in respect of and to the Loan Agreement and Guaranty, dated as of March 24, 2005, among Foster Wheeler LLC, Foster Wheeler USA Corp., Foster Wheeler North America Corporation, Foster Wheeler Energy Corporation and Foster Wheeler Inc., the Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent, Wells Fargo Foothill Inc., as Administrative Agent, Sole Lead Arranger and Sole Lead Bookrunner.